SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): October 29, 1999




                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
             (Exact name of registrant as specified in its charter)




          Delaware                    0-17072              11-2844247
(State or other jurisdiction       (Commission         (I.R.S. Employer
     of incorporation)             File Number)      Identification Number)




100 Sweenydale Avenue, Bay Shore, New York           11706
 (Address of principal executive offices)         (Zip Code)




                                 (516) 434-1300
              (Registrant's telephone number, including area code)

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     Statements contained in this Current Report on Form 8-K that are not based upon historical fact are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual results, performance (financial or operating) or achievements expressed or implied by such forward looking statements not to occur or be realized. Such forward looking statements generally are based upon our best estimates of future results, performance or achievement, based upon current conditions and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Potential risks and uncertainties include those risks set forth in our filings with the SEC, as well as, among other things:

-    the amount of our revenues,
-    our success in limiting or reducing our expenses,
-    the frequency and magnitude of environmental disasters or disruptions,
-    the  effects  of new laws or  regulations  relating  to  environmental
-    remediation,  our ability to raise additional capital, the competitive
-    environment  within our  industry,  dependence on key  personnel,  and
-    economic conditions.

Item 1.   Change in Control.

     On October 26, 1999, the Board of Directors of Windswept Environmental Group, Inc. ("the "Company") created a class of 50,000 shares of preferred stock, par value $.01 per share, designated as the Series B Convertible Preferred Stock (the "Series B Preferred"). Each share of Series B Preferred has a liquidation preference of $79.04, is initially convertible into 1,000 shares of common stock, par value $.0001 per share, of the Company (the "Common Stock") (subject to adjustment) and is entitled to cast 1,000 votes, together with the Common Stock and the Series A Preferred Stock, par value $.01 per share, on any matters subject to a vote of the holders of the Common Stock.

     On October 29, 1999, the Company entered into a subscription agreement with Spotless Plastics (USA), Inc., a Delaware corporation ("Spotless"), pursuant to which the Company sold to Windswept Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Spotless ("Acquisition Corp."), 22,284,683 shares of Common Stock, and 9,346 shares of Series B Preferred, for an aggregate subscription price of $2,500,000 (the "Purchase Price") or $.07904 per share of Common Stock and $79.04 per share of Series B Preferred. These shares of Common Stock and Series B Preferred hold voting power equal to 58% of the Company's issued and outstanding shares. If Acquisition Corp. were to convert the shares of Series B Preferred, it would hold 66.2% of the issued and outstanding shares of Common Stock.

     In addition, the Company and Trade-Winds Environmental Restoration, Inc. North Atlantic Laboratories, Inc. and New York Testing Laboratories, Inc., each of which is a wholly-owned subsidiary of the Company, as joint and several obligors (collectively, the "Obligors"), also borrowed $2,000,000 from Spotless (the "Loan") pursuant to a secured convertible promissory note dated October 29, 1999 (the "Note")which bears interest at a rate equal to LIBOR plus one percent (1%), matures on October 29, 2004, unless the Obligors elect to defer repayment until October 29, 2005, and is convertible, in whole or in part, at any time, into 25,304,352 shares of Common Stock or 25,305 shares of Series B Preferred. The shares of Common Stock issuable upon conversion of the Note would represent 39.7% of the issued and outstanding shares of Common Stock. In connection with the advance of the Loan and as security for the repayment of the Loan, each of the Obligors granted Spotless a security interest in substantially all of its respective assets pursuant to a Security Agreement dated October 29, 1999.

     Spotless funded the Purchase Price and the Loan from its existing working capital line of credit with Bank One Corporation.

                                       -2-
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     On October 26, 1999, the Board of Directors of the Company, pursuant to the
By-laws of the Company, increased the size of the Board of Directors from five directors to nine directors. In connection with this transaction, JoAnn O'Reilly resigned as a director of the Company effective October 26, 1999 and four nominees of Spotless, Brian S. Blythe, Ronald B. Evans, Peter A. Wilson and Charles L. Kelly, have been elected to the Board of Directors of the Company. A fifth nominee of Spotless, John J. Bongiorno, is expected to be elected to the Board of Directors of the Company upon compliance by the Company with Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder.

     Upon the occurrence of the change in control of the Company described above, options to purchase 2,000,000 shares of Common Stock exercisable at $.01 per share granted to Michael O'Reilly on September 12, 1996 have vested and become exercisable for a five-year period.

     The Board of Directors has also approved an amendment to the Company's certificate of incorporation increasing the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 (the "Amendment"). The Amendment is expected to become effective promptly after the Company's compliance with
Section 14(c) of the Exchange Act and the rules and regulations thereunder, approval by the stockholders of the Company and filing with the Secretary of State of the State of Delaware.

     In addition, on October 29, 1999, the Company entered into an Employment Agreement with Michael O'Reilly. This agreement is for a term of five years, calls for a base salary of $260,000 per year and a bonus equal to 2.5% of the Company's pre-tax income (as that term is defined in the Employment Agreement). Upon the termination of Mr. O'Reilly's employment by the Company (other than termination for cause, death or disability or his resignation without good reason, as defined in the Employment Agreement). Mr. O'Reilly will be entitled to sell, in a single transaction, any or all of shares of Common Stock held by him as of October 29, 1999 and all shares of Common Stock underlying options to purchase shares of Common Stock of the Company held by him as of October 29, 1999 (collectively, the "O'Reilly Shares"), to the extent vested and exercisable, back to the Company (or pursuant to the Letter Agreement (as defined below)), to Spotless to the extent that the Company's capital would be impaired by such a repurchase) at a mutually agreeable price. If the parties are not able to agree upon a purchase price, then the purchase price will be determined based upon a procedure using the appraised value of the Company at the time such obligation to purchase arises. Similarly, pursuant to a letter agreement, dated as of October 29, 1999, by and between Michael O'Reilly and Spotless (the "Letter Agreement"), Michael O'Reilly has the right, upon receipt of notice that Spotless and any of its affiliates has acquired a beneficial ownership of more than seventy-five percent (75%) of the outstanding shares of Common Stock (on a fully diluted basis), to require Spotless to purchase, in a single transaction, the O'Reilly Shares. The purchase price applicable to any such purchase shall be at a price mutually agreed upon. If the parties are not able to agree upon a purchase price, then the purchase price will be determined based upon a procedure using the appraised value of the Company at the time such obligation to purchase arises. As a condition precedent to requiring the Company or Spotless, as the case may be, to repurchase the O'Reilly Shares, Michael O'Reilly must forfeit the Conversion Date Option (as defined below), except to the extent that the Conversion Date Option is at that time vested and exercisable.

     The Company has granted to Mr. O'Reilly an option to purchase 2,674,714 shares of Common Stock, which vests and becomes exercisable on each of the first, second and third anniversaries of October 29, 1999. The Company has also granted to Mr. O'Reilly an option to purchase 2,811,595 shares of Common Stock (the "Conversion Date Option") which are exercisable on or after October 29, 2006; provided, that the exercisability of such option will be accelerated if and to the extent that Spotless converts or exchanges the Note.


Item 7.   Financial Statements and Exhibits.

          (a)  Financial statements of business acquired. Not applicable.

          (b)  Pro forma financial information. Not applicable.

          (c)  Exhibits.

3.1.  Certificate of Designations for Series B Preferred Stock.
4.1.  Specimen Series B Preferred Stock certificate.
10.1 Subscription Agreement dated October 29, 1999 between the Registrant and Spotless Plastics (USA), Inc.
10.2 Convertible Promissory Note dated October 29, 1999 issued by the Registrant to Spotless Plastics (USA), Inc.
10.3. Form of Security Agreement dated October 29, 1999 between each of the Registrant, Trade-Winds Environmental Remediation, Inc., North
      Atlantic Laboratories, Inc. and New York Testing, Inc. and Spotless Plastics (USA), Inc.
10.4. Employment Agreement dated October 29, 1999 between the Registrant and Michael O'Reilly.
10.5. Stock Option Agreement dated October 29, 1999 between the Registrant and Michael O'Reilly.
10.6. Stock Option Agreement dated October 29, 1999 between the Registrant and Michael O'Reilly relating to options vesting upon exercise of the convertible note.
10.7. Letter Agreement dated October 29, 1999 between Michael O'Reilly and Spotless Plastics (USA), Inc.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 10, 1999

                                   WINDSWEPT ENVIRONMENTAL GROUP, INC.




                               By:      /s/   Michael O'Reilly
                                   ---------------------------------------------
                                 Michael O'Reilly, President and Chief Executive
                                    Officer (Principal Executive Officer)